                                                                   Exhibit 10(a)


                         DRESDNER RCM GLOBAL FUNDS, INC.

                                POWER OF ATTORNEY

The persons whose signatures appear below hereby authorize Anthony Ain, Judith
W. O'Connell, Robert J. Goldstein and Karin L. Brotman, or any of them, as attorney-in-fact, with full power and authority, in his or her discretion, to execute, deliver, in his or her capacity, and in the capacity stated below, any registration statement or amendment to a registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any other regulatory agency.

The Power of Attorney hereby is effective immediately and will continue until it is revoked. By accepting or acting under the appointment, the agent assumes the fiduciary and other legal responsibilities of an agent.

IN WITNESS WHEREOF, this Power of Attorney is executed on December 8, 1999.

/s/DeWitt F. Bowman                            /s/George G.C. Parker
DeWitt F. Bowman                               George G.C. Parker
Director                                       Director



/s/Pamela A. Farr                              /s/George A. James
Pamela A. Farr                                 George A. James
Director                                       Director